Exhibit 10.3

SECURITY AGREEMENT

Security Agreement, dated as of October 3, 2018, by Super Crypto Mining, Inc. (the “Borrower”), as grantor, in favor of ALLPPS LLC, a Delaware limited liability company (“Lender”) and each other Secured Party (as defined below).

W i t n e s s e t h:

Whereas, pursuant to the Loan Agreement dated as of the date hereof (as the same may be modified from time to time, the “Loan Agreement”) between the Borrower and the Lender, the Lender has agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

Whereas, it is a condition precedent to the obligation of the Lender to make extensions of credit to the Borrower under the Loan Agreement that the Borrower shall have executed and delivered this Agreement to the Lender;

Now, therefore, in consideration of the premises and to induce the Lender to enter into the Loan Agreement and to make extensions of credit to the Borrower thereunder, the Borrower hereby agrees with the Lender as follows:

Article I

Defined Terms

Section 1.1        Definitions. (a) Capital terms used herein without definition are used as defined in the Loan Agreement.

(b)      The following terms shall have the following meanings:

“Agreement” means this Security Agreement.

“Collateral” has the meaning specified in Section 2.1.

“Control Agreement” means an agreement, in form and substance satisfactory to the Lender between the Lender and the Borrower, to the extent such agreement is effective to grant “control” (as defined under each applicable UCC) over the Collateral to the Lender.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“proceeds” means “proceeds” as such term is defined in section 9-102 of the UCC but, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto. Without limiting the generality of the foregoing, the term “Proceeds” includes any blockchain or other asset received with respect to any blockchain asset that is otherwise part of the Collateral (including as a result of a fork in the blockchain) and whatever is receivable or received when blockchain assets or their proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any right to indemnity or guaranty payable to Borrower from time to time with respect to any other Collateral.

SECURITY AGREEMENT

“Secured Parties” means the Lender, its Related Parties, each other beneficiary of any indemnification or reimbursement obligation by the Borrower under any Loan Document and any other Person owed any Obligation.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Regulation, any of the attachment, perfection or priority of the Lender’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

(c)       The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “accounts, “as-extracted collateral,” “deposit accounts,” “documents,” “equipment,” “farm products,” “general intangibles,” “health-care-insurance receivable,” “instruments,” “investment property,” “proceeds,” “record” and “securities’ accounts.”

Section 1.2         Certain Other Terms. (a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein,” “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Article, Section or clause refer to the appropriate Annex to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to the Borrower shall refer to the Borrower’s Collateral or any relevant part thereof.

(b)       Section 8.16 (Interpretation) of the Loan Agreement is applicable to this Agreement to the same extent it is applicable to the Loan Agreement.

Article II

Grant of Security Interest

Section 2.1         Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a)        the Collateral described on Schedule I of the Loan Agreement and all other blockchain assets stored in the Borrower’s account in the Lender’s Wallet;

(b)       all other property of the debtor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of the debtor or as to which the debtor may have any right or power, including but not limited to cash;

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(c)       all “accounts,” “deposit accounts,” “documents,” “general intangibles,” “instruments,” “investment property” and “securities’ accounts” as each of those terms is defined in the UCC, in each case solely to the extent relating to, holding, containing or constituting the foregoing;

(d)       all books and records pertaining to the other property described in this Section 2.1; and

(e)       to the extent not otherwise included, all “income” and rights to receive such “income” (as defined in the UCC) of, replacements for, substitutions of, products or proceeds of and distributions relating to or constituting, any of the foregoing and all rights of Debtor to receive from any third party any of the foregoing.

Section 2.2          Grant of Security Interest in Collateral. The Borrower, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of the Borrower (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Lender for the benefit of the Secured Parties, and grants to the Lender for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the Borrower.

Article III

Representations and Warranties

To induce the Lender to enter into the Loan Documents, the Borrower hereby represents and warrants each of the following to the Lender and the other Secured Parties:

Section 3.1        Title; No Other Liens. Except for the Lien granted to the Lender pursuant to this Agreement or under any Loan Document (including Section 3.2), the Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others. The Borrower (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

Section 3.2        Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected first-priority security interest in favor of the Lender in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of such filings, which have been delivered to the Lender in completed and duly authorized form and (ii) the execution of Control Agreements. Such security interest shall be prior to all other Liens on the Collateral except as permitted by any Loan Document upon the execution of Control Agreements as appropriate. Except as set forth in this Section 3.2, all actions by the Borrower necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

Section 3.3        Jurisdiction of Organization. The Borrower’s jurisdiction of organization, legal name and organizational identification number, if any, as of the date hereof, are as disclosed to the Lender prior to the date hereof.

Section 3.4         Collateral Delivery . As of the Closing Date, all Collateral has been transferred to the Lender in accordance with Section 4.3. Upon the occurrence and during the continuance of an Event of Default, the Lender shall be entitled to exercise all of the rights of the Borrower in any Collateral, and a transferee or assignee of such Collateral shall become a holder of such Collateral to the same extent as the Borrower and be entitled to participate in the management of the issuer of such Collateral and, upon the transfer of the entire interest of the Borrower, the Borrower shall, by operation of law, cease to be a holder or owner of such Collateral.

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Section 3.5         Specific Collateral. None of the Collateral is, or is proceeds or products of, farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Section 3.6        Enforcement. Except as set forth in the Intercreditor Agreement, no Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Lender of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

Article IV

Covenants

The Borrower agrees with the Lender to the following, as long as any Obligation remains outstanding and, in each case, unless the Lender otherwise consents in writing:

Section 4.1        Maintenance of Perfected Security Interest; Further Documentation and Consents. (a) Generally. The Borrower shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Loan Document, any Regulation or any policy of insurance covering the Collateral and (ii) not enter into any agreement, obligation or undertaking restricting the right or ability of the Borrower or the Lender to transfer any Collateral.

(b)       The Borrower shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

(c)       In accordance with the Loan Agreement, the Borrower shall furnish to the Lender from time to time such lists, schedules and other documents as may be requested by the Lender further identifying and describing the Collateral and such other documents in connection with the Collateral as the Lender may reasonably request, all in reasonable detail and in form and substance satisfactory to the Lender.

(d)       At any time and from time to time, upon the written request of the Lender, the Borrower shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Regulations) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Lender may reasonably request, including executing and delivering any Control Agreements.

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Section 4.2        Changes in Locations, Name, Etc. Except upon 30 days’ prior written notice to the Lender and delivery to the Lender of all documents reasonably requested by the Lender to maintain the validity, perfection and priority of the security interests provided for herein, the Borrower shall not do any of the following:

(a)       change its jurisdiction of organization or its location; or

(b)       change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

Section 4.3         Control. The Borrower shall have transferred all Collateral to the Lender and ensured that it is subject to a Control Agreement. During the continuance of an Event of Default, the Lender shall have the right, at any time in its discretion and without notice to the Borrower, to (a) execute any further document to transfer to or to register in its name or in the name of its nominees or transferees any Collateral and (b) exchange any item representing or evidencing any Collateral for items of smaller or larger denominations. The Lender shall be entitled to receive all distributions paid or made in respect of the Collateral (including with respect to the creation of any fork). The Borrower shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Collateral to any Person other than the Lender.

Article V

Remedial Provisions

Section 5.1         Code and Other Remedies. (a) UCC Remedies. During the continuance of an Event of Default, the Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable Regulation.

(b)       Disposition of Collateral. Without limiting the generality of the foregoing, the Lender may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) collect, receive, appropriate and realize upon any Collateral and (ii) transfer, grant option or options to purchase and deliver any Collateral (enter into any agreement, commitment or other obligation to do any of the foregoing), in one or more portions at public or private sale or sales, at any exchange or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Regulations, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of the Borrower, which right or equity is hereby waived and released. The Borrower acknowledges and agrees that (i) the Collateral is an asset of a nature that threatens to decline speedily in value and is of a type customarily sold on a recognized market (and that the exchanges available to sell the Collateral are recognized markets), (ii) that the Collateral is also the subject to widely distributed price quotations, such as the Valuation Index, and (iii) as a result thereof the Lender is not required to give the Borrower any notification of such sale or sales under the UCC and that, given the volatility of the price, the best way to sell it is as quickly as possible in a private sale without prior notice. The Borrower understands and agrees that (w) the value of the Collateral is highly volatile so that, if the LTV Ratio of any Loan equals or exceeds the Liquidation Percentage for such Loan or if any other Event of Default occurs, the Lender may sell all Collateral of the Borrower held by the Lender immediately and without prior notice to the Borrower, (x) any transfer of Collateral, either to or from the Borrower or other parties, results in transfer fees (such as mining fees, etc.) and that such transfer fees are the responsibility of the Borrower and are typically deducted directly from such Collateral and reduce its value, so that, even if the Borrower pays all Obligations in full in cash, the Collateral returned to the Borrower shall be reduced by such transfer fees, (y) it may not be possible to sell at the price shown in the Valuation Index at the time of the sale due to market conditions and to the time necessary to complete all steps to sell the Collateral and (z) the Lender will use its judgment to make choices to obtain what it feels is the best price for the Collateral to get the Obligations repaid and these choices will not necessarily reflect the choices the Borrower would have made to obtain the best value for the Collateral as a whole.

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(c)       Management of the Collateral. The Borrower further agrees, that, during the continuance of any Event of Default, (i) to the extent the Collateral is in the possession of the Borrower or any of its Related Parties, the Lender also has the right to require that the Borrower provide such guards and maintenance services as shall be necessary to protect the Collateral and to preserve and maintain such Collateral in good condition, (ii) until the Lender is able to transfer any Collateral, the Lender shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Lender and (iii) the Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Lender's remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Borrower hereby consents to such rights and such appointment and hereby waives any objection the Borrower may have thereto or the right to have a bond or other security posted by the Lender in connection therewith. The Lender shall not have any obligation to the Borrower to maintain or preserve the rights of the Borrower as against third parties with respect to any Collateral while such Collateral is in the possession of the Lender.

(d)       Application of Proceeds. The Lender shall apply the cash proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Lender and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements and any transfer or mining fees relating to the transfer of any Collateral, to the payment in whole or in part of the Secured Obligations, as set forth in the Loan Agreement, and only after such application and after the payment by the Lender of any other amount required by any Regulation, need the Lender account for the surplus, if any, to the Borrower.

(e)       Direct Obligation. Neither the Lender nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, the Borrower or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Lender and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Regulation. To the extent it may lawfully do so, the Borrower absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Lender, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(f)        Commercially Reasonable. To the extent that applicable Regulations impose duties on the Lender to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Lender to do any of the following:

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(i)        fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Lender to transfer the Collateral to an exchange or otherwise prepare any Collateral for disposition;

(ii)       fail to obtain Permits, or other consents to dispose of, or for the collection of, any Collateral, or, if not required by other Regulations, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii)      fail to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)      advertise or fail to advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other Persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring any such Collateral;

(v)       exercise collection remedies against other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Lender, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)     dispose of assets in private sales instead of through exchanges or in wholesale rather than retail markets;

(vii)    disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)   purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of any Collateral or to provide to the Lender a guaranteed return from the collection or disposition of any Collateral.

The Borrower acknowledges that the purpose of this Section 5.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 5.1. Without limitation upon the foregoing, nothing contained in this Section 5.1 shall be construed to grant any rights to the Borrower or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable Regulations in the absence of this Section 5.1. The Borrower understands and agrees that the value of the Collateral is highly volatile so that, if the LTV Ratio of any Loan equals or exceeds the Liquidation Percentage for such Loan or if any other Event of Default occurs, the Lender may sell all Collateral of the Borrower held by the Lender immediately and without prior notice to the Borrower.

Section 5.2        Rights to Collateral. Upon the occurrence and continuance of any an Event of Default, taking into account the associated cure period pertinent thereto:

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(a)       Voting Rights. Until the return of the Collateral to the Borrower, the Lender or its nominee may exercise directly any right pertaining to the Collateral as the owner of the Collateral, including any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Collateral as if it were the absolute owner thereof and including the right to exchange at its discretion any Collateral upon any event requiring such exchange and the right to deposit and deliver any Collateral with any exchange, transfer agent committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Lender may determine, all without liability except to account for property actually received by it; provided, however, that the Lender shall have no duty to the Borrower to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)       Proxies. In order to permit the Lender to exercise the rights that it may be entitled to exercise pursuant hereto and to receive all distributions that it may be entitled to receive hereunder, (i) the Borrower shall promptly execute and deliver (or cause to be executed and delivered) to the Lender all such proxies, payment orders, evidences of transfer and other instruments as the Lender may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, the Borrower hereby grants to the Lender an irrevocable proxy to exercise all other rights, powers, privileges and remedies to which a holder of the Collateral would be entitled, which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Collateral on the applicable blockchain) by any other person and which proxy shall only terminate upon the payment in full of the Secured Obligations.

(c)       Authorization of Issuers. The Borrower hereby expressly irrevocably authorizes and instructs, without any further instructions from the Borrower, each other Person to (i) comply with any instruction received by it from the Lender in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and the Borrower agrees that such issuer shall be fully protected from Liabilities to the Borrower in so complying and (ii) unless otherwise expressly permitted hereby, make any payment or distribution with respect to the Collateral directly to the Lender.

Section 5.3        Proceeds to be Turned over to and Held by Lender. Unless otherwise expressly provided in the Loan Agreement or this Agreement, all proceeds of any Collateral received by the Borrower hereunder in Dollars, certificates of deposit, bankers’ acceptances, time and demand deposits and other similar cash equivalents shall be held by the Borrower in trust for the Lender and the other Secured Parties, segregated from other funds of the Borrower, and shall, promptly upon receipt by the Borrower, be turned over to the Lender in the exact form received (with any necessary endorsement). All such proceeds and other proceeds being held by the Lender (or by the Borrower in trust for the Lender) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Loan Agreement.

Section 5.4        Deficiency. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Lender or any other Secured Party to collect such deficiency.

Article VI

The Lender

Section 6.1        Lender’s Appointment as Attorney-in-Fact. (a) The Borrower hereby irrevocably constitutes and appoints the Lender with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do any of the following when an Event of Default shall be continuing:

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(i)        pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Loan Agreement (including all or any part of the premiums therefor and the costs thereof);

(ii)       execute, in connection with any sale provided for in Section 5.1, any document to effect or otherwise necessary or appropriate in relation to evidence the transfer of any Collateral; or

(iii)      (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Lender or as the Lender shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any receipt, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against the Borrower with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Lender may deem appropriate and (G) generally, transfer, grant a Lien on, enter into any agreement or other obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes and do, at the Lender’s option, at any time or from time to time, all acts and things that the Lender deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as the Borrower might do.

(b)       If the Borrower fails to perform or comply with any obligation contained herein, the Lender, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such obligation.

(c)       The expenses of the Lender incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at the rate set forth in Section 2.2 (Interest) of the Loan Agreement, from the date of payment by the Lender to the date reimbursed by the relevant Borrower, shall be payable by the Borrower to the Lender on demand.

(d)       The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 6.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 6.2        Authorization to File Financing Statements. The Borrower authorizes, subject to any contrary provision in the Intercreditor Agreement (if any), the Lender and its agents, contractors and Affiliates, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Lender reasonably determines appropriate to perfect the security interests of the Lender under this Agreement, and such financing statements and amendments may described the Collateral covered thereby as “all assets of the debtor.” A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. The Borrower also hereby ratifies its authorization for the Lender to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

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Section 6.3        Authority of Lender. The Borrower acknowledges that the rights and responsibilities of the Lender under this Agreement with respect to any action taken by the Lender or the exercise or non-exercise by the Lender of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Lender and the other Secured Parties, be governed by the Loan Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Lender and the Borrower, the Lender shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Borrower shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 6.4        Duty of Lender. The Lender shall be considered the owner of the Collateral until transferred back to the Borrower. The Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Lender deals with similar property for its own account. The powers conferred on the Lender hereunder are solely to protect the Lender’s interest in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Affiliates shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Lender shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Lender in good faith.

Section 6.5         Obligations and Liabilities with respect to Collateral. Except for the obligation of the Lender to return the Collateral (less any applicable transfer fees) set forth above after the Lender shall be fully satisfied that all Secured Obligations shall have been irredeemably paid in full in cash (and all Commitments shall have been terminated), no Secured Party and no Affiliate thereof shall be liable for failure to transfer any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Lender hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Borrower understands and agrees that certain events (including forks) may add assets to the Collateral (or otherwise transform part of the Collateral) so as to make it technologically difficult or impossible for the Lender to transfer all or part of the Collateral back to the Borrower. The Borrower agrees that all Losses to the Borrower, its Affiliates or other Persons from such event shall constitute an “Indemnified Claim” under the Loan Agreement for which the liability of the Lender and its Related Parties is limited thereunder.

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Article VII

Miscellaneous

Section 7.1        Reinstatement. The Borrower agrees that, if any payment made by the Borrower or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to the Borrower, its estate, trustee, receiver or any other party, including the Borrower, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing the Borrower’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any other provision of this Agreement shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any the Borrower in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 7.2        No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 7.4), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 7.3        Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 8.1 of the Loan Agreement.

Section 7.4        Notices. All notices, requests and demands to or upon the Lender or the Borrower hereunder shall be effected in the manner provided for in Section 8.2 of the Loan Agreement; provided, however, that any such notice, request or demand to or upon the Borrower shall be addressed to the Borrower’s notice address set forth in such Section 8.2.

Section 7.5        Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Lender.

Section 7.6         Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by e-mail shall be as effective as delivery of a manually executed counterpart hereof.

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Section 7.7        Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 7.8         Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed, interpreted, and enforced in accordance with, the law of the State of New York.

Section 7.9       Waiver of Jury Trial. Each party hereto hereby irrevocably waives trial by jury in any suit, action or proceeding with respect to, or directly or indirectly arising out of, under or in connection with, any Loan Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (A) certifies that no other party and no Affiliate or agent of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this agreement by the mutual waivers and certifications in this Section 7.9.

[Signature Pages Follow]

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In witness whereof, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

SUPER CRYPTO MINING, INC.
as Borrower and grantor

By:	/s/ Darren Magot
Name: Darren Magot
Title: Chief Executive Officer

Accepted and Agreed
as of the date first above written:

ALPPS LLC

as Lender

By:	s/ Gennadiy Gurevich
Name: Gennadiy Gurevich
Title: Chief Investment Officer